                                                                    EXHIBIT 99.1

                             TBC CORPORATION (LOGO)

                                  NEWS RELEASE

     4770 HICKORY HILL ROAD 38141 - BOX 18342 MEMPHIS, TENNESSEE 38181-0342
                      PHONE 901/363-8030 - FAX 901/541-3639

For Further Information Contact:
TBC Corporation                                  Investors:
Thomas W. Garvey                                 Brod Group
Executive V.P. & Chief Financial Officer         Betsy Brod/Jonathan Schaffer
(901) 363-8030                                   (212) 750-5800

FOR IMMEDIATE RELEASE

                    TBC REPORTS RECORD SECOND QUARTER RESULTS

      -     NET INCOME INCREASES 15% TO $7.9 MILLION, OR $0.35 PER DILUTED SHARE

      - SUCCESSFUL INTEGRATION OF MERCHANT'S TIRE ACQUISITION DRIVES SALES AND PROFIT GAINS

      -     COMPANY INCREASES THIRD QUARTER AND FULL-YEAR EARNINGS GUIDANCE

MEMPHIS, TN - JULY 23, 2003 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported record sales and earnings for the second quarter and six months ended June 30, 2003.

Net sales in the second quarter increased 14.7% to $328.8 million compared to $286.7 million in the prior-year period, due principally to increased service revenues at Company-operated retail stores, including the Merchant's Tire & Auto locations acquired in April 2003. Same store sales for TBC's retail segment increased 0.4% in the second quarter. TBC's total unit tire sales declined 1.3% in the second quarter compared to relatively flat unit shipments for the industry based on preliminary numbers. Net income increased 15% to $7.9 million, or $0.35 per diluted share, in the current quarter, versus $6.8 million, or $0.31 per diluted share, in the second quarter of 2002.

"During the second quarter, the integration of the Merchant's stores proceeded well ahead of plan and contributed to our same store sales gain and improved operating profits," commented Larry Day, President and Chief Executive Officer. "Results were stronger than anticipated for the 112 acquired Merchant's locations, with a solid performance in sales of manufacturers' branded tires as well as our recently introduced TBC private brands. Since being rolled out at Merchant's stores beginning in mid-April, our private brands have grown to represent more than 30% of Merchant's total unit tire sales. Our extensive array of private brand tires now offers consumers at the Merchant's locations more choices at competitive price points, which accounts for both the strong initial acceptance of these products as well as the broadening of Merchant's customer base.

"In addition to growing Merchant's tire business, we also maintained service revenues at the acquired locations. Mechanical service is a significant component of Merchant's mix and represents a high-margin contributor to TBC's overall operating performance. As a result of these factors, Merchant's was slightly accretive to the Company's earnings in the period, exceeding prior expectations of a dilutive impact to the quarter.

TBC Corp. Second Quarter Earnings Release
Page 2

Mr. Day continued, "Our comparable store sales performance was in line with expectations and reflected our planned allocation of significant resources to ensure the successful integration of the Merchant's locations. Sales by our wholesale segment declined in the quarter, as the weaker economic environment had a considerable impact on many of the nation's smaller independent tire dealers. In addition, our own wholesale sales comparisons were made tougher by our strong performance a year ago when we significantly outperformed the industry. Sales trends in the last half of June and first several weeks of July have been encouraging, and we continue to expect an improvement in our wholesale segment in the third and fourth quarters."

For the six months ended June 30, 2003, net sales rose 9.1% to $585.4 million compared to $536.4 million in the prior-year period. Retail same-store sales increased 0.8%, and total unit tire sales declined 2.7% compared to an industry decline of approximately 1.6% based on preliminary results. Net income grew 15% to $13.3 million, or $0.60 per diluted share, versus $11.6 million, or $0.53, reported a year ago.

At June 30, 2003, the Company had a combined total of 906 stores in its retail network with 346 Company-operated locations and 560 franchised Big O stores, representing a 23% increase in the Company's store base, or 169 locations, since June 30, 2002. During the second quarter, the Company added 13 Big O stores and 6 Tire Kingdom stores in addition to the 112 acquired Merchant's locations. Exclusive of any further acquisitions, the Company expects to add an additional 35 to 40 retail locations in the second half of 2003.

Mr. Day concluded, "With the successful integration of Merchant's largely completed, we expect all of our retail operations to excel in the second half of the year. We also expect Merchant's to continue to exceed our initial expectations and to be accretive to earnings for the remainder of the year. As mentioned, our wholesale business is also expected to improve as we benefit from sales initiatives and cost controls as well as anticipated improvements in broader industry trends.

"Based on current trends and market conditions, we expect third quarter earnings in the range of $0.42 to $0.45 per diluted share. As a result, we are increasing our expectations for full year earnings to a range of $1.40 to $1.45 per diluted share."

TBC Corporation will host a conference call on Thursday, July 24, 2003, at 10:00 a.m. Eastern time / 9:00 a.m. Central time to discuss second quarter results. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until August 24, 2003.

ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom" and "Merchant's Tire & Auto Centers" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC Corp. Second Quarter Earnings Release
Page 3

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among both competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and the failure to achieve synergies or savings anticipated in such acquisitions; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

TBC Corp. Second Quarter Earnings Release
Page 4

                                 TBC CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                               Three Months                    Six Months
                                              Ended June 30,                 Ended June 30,
                                       -------------------------       -------------------------
                                          2003            2002            2003            2002
                                       ---------       ---------       ---------       ---------
NET SALES                              $ 328,843       $ 286,718       $ 585,388       $ 536,422
COST OF SALES                            220,185         210,788         400,335         394,270
                                       ---------       ---------       ---------       ---------
GROSS PROFIT                             108,658          75,930         185,053         142,152
                                       ---------       ---------       ---------       ---------
EXPENSES:
     Distribution expenses                15,361          12,942          28,780          25,439
     Selling, administrative and
         retail store expenses            79,539          50,294         132,664          94,775
     Interest expense - net                2,448           2,313           4,260           4,334
     Other (income) expense - net           (907)           (677)         (1,419)         (1,041)
                                       ---------       ---------       ---------       ---------
         Total expenses                   96,441          64,872         164,285         123,507
                                       ---------       ---------       ---------       ---------
INCOME BEFORE INCOME TAXES                12,217          11,058          20,768          18,645
Provision for income taxes                 4,358           4,243           7,439           7,023
                                       ---------       ---------       ---------       ---------
NET INCOME                             $   7,859       $   6,815       $  13,329       $  11,622
                                       =========       =========       =========       =========
EARNINGS PER SHARE -
      Basic                            $    0.36       $    0.32       $    0.62       $    0.55
                                       =========       =========       =========       =========
      Diluted                          $    0.35       $    0.31       $    0.60       $    0.53
                                       =========       =========       =========       =========
Weighted Average Common Shares
    and Equivalents Outstanding           22,604          22,165          22,367          22,026
                                       =========       =========       =========       =========

TBC Corp. Second Quarter Earnings Release
Page 5


                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                          June 30,      December 31,
                                                            2003            2002
                                                        -----------     ------------
                                                        (Unaudited)
CURRENT ASSETS:
      Cash and cash equivalents                           $  3,372        $  2,319
      Accounts and notes receivable, less allowance
         for doubtful accounts of $8,095 at June 30,
         2003 and $8,701 at December 31, 2002:
              Related parties                               15,363          16,507
              Other                                        117,205         103,201
                                                          --------        --------
              Total accounts and notes receivable          132,568         119,708
      Inventories                                          209,921         170,867
      Refundable federal and state income taxes              1,625              --
      Deferred income taxes                                 12,009          12,364
      Other current assets                                  16,488          12,515
                                                          --------        --------
              Total current assets                         375,983         317,773
                                                          --------        --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
      Land and improvements                                 11,286           6,068
      Buildings and leasehold improvements                  42,799          28,795
      Furniture and equipment                               77,580          64,052
                                                          --------        --------
                                                           131,665          98,915
      Less accumulated depreciation                         49,865          42,993
                                                          --------        --------
              Total property, plant and equipment           81,800          55,922
                                                          --------        --------
TRADEMARKS, NET                                             15,824          15,824
                                                          --------        --------
GOODWILL, NET                                              107,788          58,381
                                                          --------        --------
OTHER ASSETS                                                30,375          25,971
                                                          --------        --------
TOTAL ASSETS                                              $611,770        $473,871
                                                          ========        ========

TBC Corp. Second Quarter Earnings Release
Page 6

                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            June 30,       December 31,
                                                             2003             2002
                                                          -----------      ------------
                                                          (Unaudited)
CURRENT LIABILITIES:
   Outstanding checks, net                                 $   7,555       $   4,209
   Notes payable to banks                                     53,800          35,000
   Current portion of long-term debt
     and capital lease obligations                            15,752          18,500
   Accounts payable, trade                                    79,346          45,200
   Federal and state income taxes payable                         --             767
   Other current liabilities                                  64,640          47,481
                                                           ---------       ---------
           Total current liabilities                         221,093         151,157
                                                           ---------       ---------
LONG-TERM DEBT AND CAPITAL LEASE
   OBLIGATIONS, LESS CURRENT PORTION                         128,198          79,700
                                                           ---------       ---------
NONCURRENT LIABILITIES                                        15,215          14,243
                                                           ---------       ---------
DEFERRED INCOME TAXES                                          6,116           5,651
                                                           ---------       ---------
STOCKHOLDERS' EQUITY:
   Common stock, $.10 par value, shares
      issued and outstanding - 21,712 at
      June 30, 2003 and 21,292 at December 31, 2002            2,171           2,129
   Additional paid-in capital                                 21,294          16,687
   Other comprehensive income (loss)                          (1,231)         (1,281)
   Retained earnings                                         218,914         205,585
                                                           ---------       ---------
           Total stockholders' equity                        241,148         223,120
                                                           ---------       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 611,770       $ 473,871
                                                           =========       =========